Exhibit 4.5

CYRUSONE LP

and

CYRUSONE FINANCE CORP.

as Issuers

and

Trustee

INDENTURE

Dated as of                , 20

Debt Securities

CROSS-REFERENCE TABLE(1)

Section of Trust Indenture Act of 1939, as Amended	Section(s) of Indenture
310(a)	7.9
310(b)	7.8
311(a)	7.13
311(b)	7.13
312(a)	5.1, 5.2(a)
312(b)	5.2(b)
312(c)	5.2(c)
313(a)	5.4
313(b)	5.4
313(c)	5.4
313(d)	5.4
314(a)	5.3, 14.12
314(c)	14.7(a)
314(e)	14.7(b)
315(a)	7.1
315(b)	7.14
315(c)	7.1
315(d)	7.1
315(e)	6.7
316(a)	6.6, 8.4
316(b)	6.4
316(c)	8.1
317(a)	6.2
317(b)	4.2
318(a)	14.9

(1)                     This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

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TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions of Terms	1
SECTION 1.2.	Incorporation by Reference of Trust Indenture Act	6

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
AND EXCHANGE OF SECURITIES

SECTION 2.1.	Designation and Terms of Securities	6
SECTION 2.2.	Form of Securities and Trustee’s Certificate	9
SECTION 2.3.	Denominations; Provisions for Payment	9
SECTION 2.4.	Execution and Authentication	11
SECTION 2.5.	Registration of Transfer and Exchange	12
SECTION 2.6.	Temporary Securities	13
SECTION 2.7.	Mutilated, Destroyed, Lost or Stolen Securities	13
SECTION 2.8.	Cancellation	14
SECTION 2.9.	Benefits of Indenture	15
SECTION 2.10.	Authenticating Agent	15
SECTION 2.11.	Global Securities	15
SECTION 2.12.	CUSIP and ISIN Numbers	17

ARTICLE III

REDEMPTION OF SECURITIES AND
SINKING FUND PROVISIONS

SECTION 3.1.	Redemption	17
SECTION 3.2.	Notice of Redemption	17
SECTION 3.3.	Payment Upon Redemption	18
SECTION 3.4.	Sinking Fund	19
SECTION 3.5.	Satisfaction of Sinking Fund Payments with Securities	19
SECTION 3.6.	Redemption of Securities for Sinking Fund	20

ARTICLE IV

COVENANTS

SECTION 4.1.	Payment of Principal, Premium And Interest	20
SECTION 4.2.	Paying Agent and Security Registrar	20
SECTION 4.3.	Appointment to Fill Vacancy in Office of Trustee	22
SECTION 4.4.	Compliance with Consolidation Provisions	22

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ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.1.	Evidence of Action by Securityholders	39
SECTION 8.2.	Proof of Execution by Securityholders	40
SECTION 8.3.	Who May Be Deemed Owners	40
SECTION 8.4.	Certain Securities Owned by Issuers Disregarded	41
SECTION 8.5.	Actions Binding on Future Securityholders	41

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1.	Supplemental Indentures Without the Consent of Securityholders	41
SECTION 9.2.	Supplemental Indentures with the Consent of Securityholders	43
SECTION 9.3.	Effect of Supplemental Indentures	44
SECTION 9.4.	Securities Affected by Supplemental Indentures	44
SECTION 9.5.	Execution of Supplemental Indentures	45

ARTICLE X

SUCCESSOR ENTITY

SECTION 10.1.	Issuers May Consolidate, etc.	45
SECTION 10.2.	Successor Entity Substituted	46
SECTION 10.3.	Evidence of Consolidation, etc. to Trustee	47

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1.	Satisfaction and Discharge of Indenture	47
SECTION 11.2.	Application of Trust Money	48

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1.	Option to Effect Legal Defeasance or Covenant Defeasance	49
SECTION 12.2.	Legal Defeasance and Discharge	49
SECTION 12.3.	Covenant Defeasance	50
SECTION 12.4.	Conditions to Legal or Covenant Defeasance	50
SECTION 12.5.	Deposited Money and Government Securities to be Held In Trust; Other Miscellaneous Provisions	51
SECTION 12.6.	Repayment to Issuers	52
SECTION 12.7.	Reinstatement	52

INDENTURE

INDENTURE, dated as of                , 20     , among CYRUSONE, LP., a Maryland limited partnership, CYRUSONE FINANCE CORP., a Maryland corporation, and                , as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Issuers have duly authorized the execution of this Indenture; and WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

ARTICLE I

DEFINITIONS

SECTION 1.1                                             Definitions of Terms.

The terms defined in this Section (except as in this Indenture or any Board Resolution or indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Board Resolution or indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act (except as herein or any Board Resolution or indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed by the Trustee pursuant to Section 2.10.

“Authorized Officer” when used with respect to any Person, means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of such Person to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and to be delivered to the Trustee.

“Business Day” means, with respect to any series of Securities, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City and State of New York, are authorized or obligated by law, executive order or regulation to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means CyrusOne Finance Corp., a Maryland corporation, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Commission” means the Securities and Exchange Commission.

“Company” means CyrusOne LP, a Maryland limited partnership, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Company Request” and “Company Order” means a written request or order signed in the name of the Company by one or more Authorized Officers of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at                ,                                                             ; Attention:                               , except that whenever a provision herein refers to an office or agency of the Trustee in the Borough of Manhattan, the City of New York, such office is located, at the date hereof, at                ,                                                             ; Attn:                               .

“Covenant Defeasance” shall have the meaning set forth in Section 12.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Depositary” means, with respect to Securities of any series for which the Issuers shall determine that such Securities will be issued as a Global Security, The

Depository Trust Company , New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities and Exchange Act of 1934, or other applicable statute or regulation, which, in each case, shall be designated by the Issuers pursuant to either Section 2.1 or 2.11.

“Event of Default” means, with respect to Securities of a particular series, any event specified in Section 6.1, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuers and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (a) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Holdings” means CyrusOne Inc., a Maryland corporation, and any and all successors thereto.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Interest Payment Date” when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution of the Company or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issuers” means collectively, the Company and the Co-Issuer.

“Legal Defeasance” shall have the meaning set forth in Section 12.2.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 14.7, if and to the extent required by the provisions thereof. An Officer’s Certificate given pursuant to Section 14.12 shall be signed by the principal executive, financial or accounting officer of the Company, but need not contain the statements provided for in Section 14.7.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 14.7, if and to the extent required by the provisions thereof.

“Outstanding” when used with reference to Securities of any series, means, subject to the provisions of Section 8.4, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which cash or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuers) or shall have been set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.7, unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

“Paying Agent” shall have the meaning set forth in Section 4.2(a).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, and includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Securities” means the debt Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder,” “holder of Securities,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Security Register” shall have the meaning set forth in Section 4.2(a).

“Security Registrar” shall have the meaning set forth in Section 4.2(a).

“Stated Maturity” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Trustee” means                , and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S.” means the United States of America.

“USA Patriot Act” shall have the meaning set forth in Section 14.13.

“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

SECTION 1.2                                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

All Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
AND EXCHANGE OF SECURITIES

SECTION 2.1                                             Designation and Terms of Securities.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto:

(1)                                 the title of the Securities of the series (which shall distinguish the Securities of that series from all other Securities);

(2)                                 the principal amount of the Securities being offered and any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

(3)                                 the date or dates on which the principal of the Securities of the series is payable, any original issue discount that may apply to the Securities of that series upon their issuance, the principal amount due at maturity, and the place(s) of payment;

(4)                                 the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, and whether the rate(s) are fixed or variable;

(5)                                 the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates or the manner of determination of such record dates;

(6)                                 the right, if any, to extend the interest payment periods and the duration of such extension;

(7)                                 the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuers, and any other applicable terms of those redemption provisions;

(8)                                 the obligation, if any, of the Issuers to redeem or purchase Securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)                                 the terms of the subordination of any series of subordinated debt;

(10)                          the form of the Securities of the series including the form of the certificate of authentication for such series;

(11)                          if other than minimum denominations of two thousand U.S. dollars ($2,000) or any integral multiple of one thousand U.S. dollars ($1,000) in excess thereof, the minimum denominations and multiples in excess thereof in which the Securities of the series shall be issuable;

(12)                          whether the Securities are issuable as a Global Security and, in such case, the terms and the identity of the Depositary for such series;

(13)                          whether the Securities will be convertible into or exchangeable for shares of common stock or other securities of the Issuers or any other Person or other securities and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at the Issuers’ option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

(14)                          if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1;

(15)                          any additional or different Events of Default or restrictive covenants (which may but shall not have to include, among other restrictions, restrictions on the Issuers’ ability or the ability of the Issuers’ Subsidiaries to: incur additional indebtedness; issue additional securities; create liens; pay dividends or make distributions in respect of their capital stock; redeem capital stock; place restrictions on such Subsidiaries placing restrictions on their ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale leaseback transactions; engage in transactions with stockholders and affiliates; issue or sell stock of the Issuers’ Subsidiaries; or effect a consolidation or merger) or financial covenants (which may include, among other financial covenants, financial covenants that require the Issuers and their Subsidiaries to maintain specified interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios) provided for with respect to the Securities of the series;

(16)                          if other than U.S. dollars, the coin or currency in which the Securities of the series are denominated (including, but not limited to, foreign currency);

(17)                          the terms and conditions, if any, upon which the Issuers shall pay amounts in addition to the stated interest, premium, if any, and principal amounts of the Securities of the series to any Securityholder that is not a “United States person” for federal tax purposes, and the terms and conditions, if any, relating to the Issuers’ ability to redeem such Securities if the Issuers have to pay such additional amounts;

(18)                          a discussion of any material U.S. federal income tax considerations applicable to the Securities of the series;

(19)                          any restrictions on transfer, sale or assignment of the Securities of the series;

(20)                          the terms, if any, relating to any auction or remarketing of the Securities of the series and any security for the obligations of the Issuers with respect to such Securities;

(21)                          whether the Securities of the series are secured or unsecured, and if the Securities are secured, the terms of the secured Securities;

(22)                          information describing any book-entry features;

(23)                          the identity of any guarantors and the terms of the guarantees; and

(24)                          any and all other terms with respect to the series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any Board Resolution or supplemental indenture, but which may modify or delete any provisions of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by the Issuers) in connection with the marketing of Securities of that series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company setting forth the terms of the series.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. A series may be reopened for issuances of additional Securities of such series or to establish additional terms of such Securities.

SECTION 2.2                                             Form of Securities and Trustee’s Certificate.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution of the Company, and set forth in an Officer’s Certificate, and they may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuers may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which Securities of that series may be listed, or to conform to usage.

SECTION 2.3                                             Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities and in the minimum denomination of two thousand U.S. dollars ($2,000) or any integral multiple of one thousand U.S. dollars ($1,000) in excess thereof, subject to Section 2.1(11). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the U.S. that at the time is legal tender for public and private debt, at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, the City and State of New York, which shall initially be an office or agency of the Trustee. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.3.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuers, at their election, as provided in clause (1) or clause (2) below:

(1)                                 The Issuers may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such special record date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined) (or, in the case of Securities held in book-entry form, by electronic transmission), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been sent as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(2)                                 The Issuers may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in a Board Resolution of the Company or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.1 hereof, the term “regular record date” as used in this Section with respect to a series of Securities and any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section and Sections 2.5 and 2.11, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 2.4                                             Execution and Authentication.

The Securities shall be signed on behalf of the Issuers by an Authorized Officer and, to the extent necessary, under its corporate seal. Signatures may be in the form of a manual or facsimile signature.

The Issuers may use the facsimile signature of any Person who shall have been an Authorized Officer thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the applicable Issuer. To the extent a seal of any Issuer is necessary, such seal may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, signed by an Authorized Officer, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.5                                             Registration of Transfer and Exchange.

(a)                                 Securities of any series may be exchanged upon presentation thereof at the office of the Security Registrar, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Issuers shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)                                 Upon surrender for transfer of any Security at the office of the Security Registrar, the Issuers shall execute, the Trustee shall authenticate and the Security Registrar shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Issuers or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Issuers or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c)                                  Except as provided pursuant to Section 2.1 pursuant to a Board Resolution of the Company, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, no service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial repurchase or redemption of any series, but the Issuers and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6, Section 3.3(b) and Section 9.4 not involving any transfer.

(d)                                 The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption is sent of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such delivery, nor (ii) to register the transfer of or exchange any Securities of any series or portion thereof called for redemption, other than the unredeemed portion of any such Securities being redeemed in part.

(e)                                  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(f)                                   The Security Registrar shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Security Registrar of Securities upon transfer or exchange of Securities.

(g)                                  The provisions of this Section 2.5 are, with respect to any Global Security, subject to Section 2.11 hereof.

SECTION 2.6                                             Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuers. Every temporary Security of any series shall be executed by the Issuers and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Issuers will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office of the Security Registrar, and the Trustee shall authenticate and the Security Registrar shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Issuers advise the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Issuers. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

SECTION 2.7                                             Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Issuers (subject to the next succeeding sentence) shall execute, and upon a Company Request, the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the requirements of Section 8-405 of the Uniform Commercial Code shall be met and the applicant for a substituted Security shall furnish to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the delivery of a Company Order. Upon the issuance of any substituted Security, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuers may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Issuers and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuers and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Issuers whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.8                                             Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuers or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On delivery of a Company Order at the time of such surrender, the Trustee shall cancel Securities held by the Trustee in accordance with its standard procedures and applicable law and provide confirmation to the Issuers of such cancellation. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Issuers. If the Issuers shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.9                                             Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

SECTION 2.10                                      Authenticating Agent.

So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuers and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuers. The Trustee may at any time (and upon a Company Request shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuers. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuers. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.11                                      Global Securities.

(a)                                 If the Issuers shall establish pursuant to Section 2.1 that the Securities of a particular series are to be issued as a Global Security, then the Issuers shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of this Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b)                                 Notwithstanding the provisions of Section 2.5, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuers or to a nominee of such successor Depositary. Nothing in this Section 2.11(b) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Indenture.

(c)                                  If at any time the Depositary for a series of the Securities notifies the Issuers that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such condition, as the case may be, or if an Event of Default has occurred and is continuing and the Issuers have received a request from the Depositary, this Section 2.11 shall no longer be applicable to the Securities of such series and the Issuers will execute, and subject to Section 2.4, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuers may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Issuers will execute and, subject to Section 2.4, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuers, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.12                                      CUSIP and ISIN Numbers.

The Issuers, in issuing the Securities, shall use CUSIP and ISIN numbers for such Securities (if then generally in use). The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to holders; provided, however, that neither the Issuers nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

ARTICLE III

REDEMPTION OF SECURITIES AND
SINKING FUND PROVISIONS

SECTION 3.1                                             Redemption.

The Issuers may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.1 hereof. The provisions of this Article III may be modified, amended or replaced, in part or in their entirety, with Securities of any series, by an Officer’s Certificate pursuant to a Board Resolution of the Company or one or more indentures supplemental hereto, in each case in accordance with Section 2.1 hereof.

SECTION 3.2                                             Notice of Redemption.

(a)                                 In case the Issuers shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with any right the Issuers reserved for themselves to do so pursuant to Section 2.1 hereof, the Issuers shall, or shall cause the Trustee to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid (or, in the case of Securities held in book-entry form, by electronic transmission), a notice of such redemption not less than 30 days and not more than 90 days (except in accordance with Articles XI and XII) before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed. Any notice that is sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Paying Agent or as otherwise established in a Board Resolution or an indenture supplemental hereto, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in part shall specify the particular Securities to be so redeemed.

In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b)                                 If less than all the Securities of a series are to be redeemed, the Issuers shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion ((or, in the case of Securities held in book-entry form, in accordance with the procedures of the Depositary) and that may provide for the selection of a portion or portions (equal to one thousand U.S. dollars ($1,000) or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than $2,000, the Securities to be redeemed and shall thereafter promptly notify the Issuers in writing of the numbers of the Securities to be redeemed, in whole or in part. The Issuers may, if and whenever they shall so elect, by delivery of instructions signed on their behalf by Authorized Officers, instruct the Trustee or any Paying Agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Issuers or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such Paying Agent, the Issuers shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice that may be required under the provisions of this Section.

SECTION 3.3                                             Payment Upon Redemption.

(a)                                 If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated

in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Issuers shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.3).

(b)                                 Upon presentation of any Security of such series that is to be redeemed in part only, the Issuers shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Issuers, a new Security of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 3.4                                             Sinking Fund.

If Securities of a series provide for a sinking fund as contemplated by Section 2.1, the provisions of this Section 3.4 and Sections 3.5 and 3.6 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.5. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 3.5                                             Satisfaction of Sinking Fund Payments with Securities.

The Issuers (i) may deliver Outstanding Securities of a series and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.6                                             Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.5 and the basis for such credit and will, together with such Officer’s Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.2. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.3.

ARTICLE IV

COVENANTS

SECTION 4.1                                             Payment Of Principal, Premium and Interest.

The Issuers will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series at the time and place and in the manner provided herein and established with respect to such Securities. Payments of principal on the Securities may be made at the time provided herein and established with respect to such Securities by U.S. dollar check drawn on and mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account (such a wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities of the applicable series in excess of U.S. $2,000,000 and only if such Securityholder shall have furnished wire instructions to the Trustee no later than 15 days prior to the relevant payment date). Payments of interest on the Securities may be made at the time provided herein and established with respect to such Securities by U.S. dollar check mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or U.S. dollar wire transfer to, a U.S. dollar account (such a wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities of the applicable series in excess of U.S. $2,000,000 and only if such Securityholder shall have furnished wire instructions in writing to the Security Registrar and the Trustee no later than 15 days prior to the relevant payment date).

SECTION 4.2                                             Paying Agent and Security Registrar.

(a)                                 So long as any series of the Securities remain Outstanding, the Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Security Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices to or upon the Issuers in respect of the Securities and this Indenture may be served. The Security Registrar shall keep a register for the recordation of, and shall record, the names and addresses of holders of the Securities, the Securities held by each holder and the transfer and exchange of Securities (the “Security Register”). The entries in the Security Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Security Register pursuant to the terms hereof as a holder hereunder for all purposes of this Indenture. The Issuers may have one or more co-Security Registrars and one or more additional Paying Agents.

The Issuers hereby initially designates the Trustee as Paying Agent and Security Registrar, and the Corporate Trust Office shall be considered as one such office or agency of the Issuers for each of the aforesaid purposes, such designation to continue with respect to such office or agency until the Issuers shall, by written notice signed by an Authorized Officer of each of the Issuers and delivered to the Trustee, designate some other office or agency for such purposes or any of them.

(b)                                 The Issuers shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent, or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor. The Issuers and any of their Subsidiaries may act as Paying Agent, Security Registrar or co-registrar.

(c)                                  If the Issuers shall appoint one or more Paying Agents for all or any series of the Securities, other than the Trustee, the Issuers will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)                                 that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Issuers or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(2)                                 that it will give the Trustee notice of any failure by the Issuers (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

(3)                                 that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)                                 that it will perform all other duties of Paying Agent as set forth in this Indenture.

(d)                                 If the Issuers shall act as their own Paying Agent with respect to any series of the Securities, they will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Issuers shall have one or more Paying Agents for any series of Securities, they will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of this action or failure so to act.

(e)                                  Notwithstanding anything in this Section to the contrary, the Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by the Issuers or any Paying Agent to the Trustee, the Issuers or such Paying Agent shall be released from all further liability with respect to such money.

SECTION 4.3                                             Appointment to Fill Vacancy in Office of Trustee.

The Issuers, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.4                                             Compliance with Consolidation Provisions.

Neither Issuer will, while any of the Securities remain Outstanding, consolidate with or merge into any other Person, in either case where the applicable Issuer is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.

ARTICLE V

SECURITYHOLDERS’ LISTS AND REPORTS BY
HOLDINGS AND THE TRUSTEE

SECTION 5.1                                             Issuers to Furnish Trustee Names and Addresses of Securityholders.

The Issuers will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.3) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Issuers shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuers and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

SECTION 5.2                                             Preservation of Information; Communications with Securityholders.

(a)                                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders of each series of Securities and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Security Registrar, the Issuers shall furnish to the Trustee at least ten (10) days before each interest payment date with respect to any series of Securities and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Securityholders of such series of Securities, which list may be conclusively relied upon by the Trustee.

(b)                                 Securityholders of any series may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Securityholders of that series or any other series with respect to their rights under this Indenture or the Securities of that series or any other series.

(c)                                  The Issuers, the Trustee, the Security Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 5.3                                             Reports by Holdings.

(a)                                 So long as any Security is Outstanding, Holdings shall furnish a copy to the Trustee, within 15 days after Holdings files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that Holdings may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Holdings will be deemed to have furnished such reports to the Trustee and the Securityholders if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

(b)                                 In the event Holdings is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the Commission had Holdings continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times Holdings would have been required to provide reports had it continued to have been subject to such reporting requirements.

(c)                                  Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings’ compliance with any of the covenants contained in this Indenture (as to which the Trustee is entitled to conclusively rely upon an Officer’s Certificate).

SECTION 5.4                                             Reports by the Trustee.

(a)                                 The Trustee shall transmit to the Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)                                 The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c)                                  A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Issuers, with each securities exchange upon which any Securities are listed (if so listed) and also with the Commission. The Issuers agree to notify the Trustee when any Securities become listed on any securities exchange.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT

SECTION 6.1                                             Events of Default.

(a)                                 Whenever used herein with respect to Securities of a particular series, unless otherwise specified in a Board Resolution or in a indenture supplemental hereto, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)                                 the Issuers default in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Issuers in accordance with the terms of any Board Resolution or indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2)                                 the Issuers default in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any Board Resolution or indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(3)                                 the Issuers default in the performance or breach of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.1 hereof (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 60 consecutive days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Issuers by the Trustee, by registered or certified mail, or to the Issuers and the Trustee by the holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

(4)                                 either Issuer pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors;

(5)                                 a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against either Issuer in an involuntary case, (ii) appoints a Custodian of either Issuer for all or substantially all of its property or (iii) orders the liquidation of either Issuer, and the order or decree remains unstayed and in effect for 60 consecutive days; or

(6)                                 certain other specified events, as may be provided for in a Board Resolution or in a supplemental indenture.

(b)                                 In each and every such case (other than an Event of Default specified in clause (4) or clause (5) above), unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Issuers (and to the Trustee if given by such Securityholders), may, and the Trustee at the request of the holders of not less than 25% in aggregate principal amount of the Securities of that series then outstanding hereunder shall, declare the principal of (and premium, if any, on) and accrued and unpaid interest on all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (4) or clause (5) above occurs, the principal of and accrued and unpaid interest on all the Securities of that series shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Securities.

(c)                                  At any time after the principal of (and premium, if any, on) and accrued and unpaid interest on the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series then Outstanding hereunder, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Issuers have paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any, on) any and all Securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.6, and (ii) any and all Events of Default under this Indenture with respect to such series, other than the nonpayment of principal on (and premium, if any, on) and accrued and unpaid interest on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)                                 In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Issuers and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuers and the Trustee shall continue as though no such proceedings had been taken.

SECTION 6.2                                             Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                 Each Issuer covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, then, upon demand of the Trustee, such Issuer will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.6.

(b)                                 If either Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against such Issuer or other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of such Issuer or other obligor upon the Securities of that series, wherever situated.

(c)                                  In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting either Issuer, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by such Issuer under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by such Issuer after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.6.

(d)                                 All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.6, be for the ratable benefit of the holders of the Securities of such series.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.3                                             Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article VI with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of reasonable costs and expenses of collection and of all amounts payable to the Trustee under Section 7.6;

SECOND: To the payment to holders of Securities of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any), amounts payable upon redemption or repurchase of the Securities, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuers or any other Person lawfully entitled thereto.

The Trustee may fix a record date and payment date for any payment to holders pursuant to this Section 6.3. At least 15 days before such record date, the Issuers shall mail to each holder (or, in the case of Securities held in book-entry form, send by electronic transmission) and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.4                                             Limitation on Suits.

No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.5                                             Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)                                 Except as otherwise provided in Section 2.7, all powers and remedies given by this Article VI to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)                                 No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article VI or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 6.6                                             Control by Securityholders.

The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with Section 8.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Trust Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act, would involve the Trustee in personal liability or might be unduly prejudicial to the Securityholders not involved in the proceeding. The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding affected thereby, determined in accordance with Section 8.4, may on behalf of the holders of all of the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.1 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.1(c)), which requires the consent of each holder affected by such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Issuers, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.7                                             Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

ARTICLE VII

Concerning the Trustee

SECTION 7.1                                             Certain Duties and Responsibilities of Trustee.

(a)                                 The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(A)                               the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)                               in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series; and

(iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.2                                             Certain Rights of Trustee.

Except as otherwise provided in Section 7.1:

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 Any request, direction, order or demand of the Issuers mentioned herein shall be sufficiently evidenced by a Board Resolution of the Company or an instrument signed in the name of the Issuers by Authorized Officers of the Issuers (unless other evidence in respect thereof is specifically prescribed herein);

(c)                                  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Securities (that has not been cured or waived), to exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e)                                  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Securities of the particular series affected thereby (determined as provided in Section 8.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Issuers or, if paid by the Trustee, shall be repaid by the Issuers upon demand; and

(g)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default, except a payment default under Sections 6.1(a)(1) or 6.1(a)(3) hereof, unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i)                                     The Trustee shall not be liable for any special, indirect, punitive or consequential losses or damages (including without limitation lost profits) even if the Trustee has been advised of the possibility of such loses or damages and regardless of the form of the action.

(j)                                    The Trustee shall not be required to provide a bond or other security with respect to the performance of its power and duties under this Indenture.

(k)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(l)                                     Any permissive right given to the Trustee hereunder shall not be construed as a duty.

SECTION 7.3                                             Trustee Not Responsible for Recitals or Issuance or Securities.

(a)                                 The recitals contained herein and in the Securities shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.

(b)                                 The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)                                  The Trustee shall not be accountable for the use or application by the Issuers of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

SECTION 7.4                                             May Hold Securities.

The Trustee or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

SECTION 7.5                                             Moneys Held in Trust.

Subject to the provisions of Sections 11.2, 12.5, 12.6 and 12.7, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuers to pay thereon.

SECTION 7.6                                             Compensation and Reimbursement.

(a)                                 Each Issuer covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Issuers and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Issuers will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence and except as the Issuers and Trustee may from time to time agree in writing. Each Issuer also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence on the part of the Trustee as adjudicated by a court of competent jurisdiction and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b)                                 To secure the Issuers’ payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of such series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(4) or 6.1(a)(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.6 shall survive the resignation or removal of the Trustee and the termination or satisfaction of this Indenture.

SECTION 7.7                                             Reliance on Officer’s Certificate.

Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.8                                             Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuers shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 7.9                                             Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the U.S. or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least one hundred million U.S. dollars ($100,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Issuer may, nor may any Person directly or indirectly controlling, controlled by, or under common control with such Issuer, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10                                      Resignation and Removal; Appointment of Successor.

(a)                                 The Trustee or any successor hereafter appointed may at any time resign with respect to the Securities of one or more series by giving written notice thereof to the Issuers and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders of such series (or, in the case of Securities held in book-entry form, by electronic transmission), as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee with respect to Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the delivery of such notice of resignation, the resigning Trustee may at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or the holders of at least 10% in the aggregate principal amount of Outstanding Securities may petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any one of the following shall occur:

(i)                                     the Trustee shall fail to comply with the provisions of Section 7.8 after written request therefor by the Issuers or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Issuers or by any such Securityholder; or

(iii)                               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuers may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to such series giving at least 30 days written notice to the Trustee and the Issuers and may appoint a successor Trustee for such series with the consent of the Issuers.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e)                                  Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series and at any time there shall be only one Trustee with respect to the Securities of any particular series.

SECTION 7.11                                      Acceptance of Appointment by Successor.

(a)                                 In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Issuers or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

(c)                                  Upon request of any such successor trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article VII.

(e)                                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuers shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid (or, in the case of Securities held in book-entry form, by electronic transmission), to the Securityholders, as their names and addresses appear upon the Security Register. If the Issuers fail to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Issuers.

SECTION 7.12                                      Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger,

conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13                                      Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

SECTION 7.14                                      Notice of Default.

If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Trust Officer of the Trustee, the Trustee shall send to each Securityholder in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Securityholders.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.1                                             Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in person or by agent or proxy appointed in writing.

If the Issuers shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuers may, at their option, as evidenced by an Officer’s Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.2                                             Proof of Execution by Securityholders.

Subject to the provisions of Section 7.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                                 The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)                                 The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.3                                             Who May Be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Issuers, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Security Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.3) interest on such Security and for all other purposes; and neither the Issuers nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

SECTION 8.4                                             Certain Securities Owned by Issuers Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Issuers or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Issuers or any other obligor on the Securities of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.5                                             Actions Binding on Future Securityholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuers, the Trustee and the holders of all the Securities of that series.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1                                             Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Issuers and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

(a)                                 to cure any ambiguity, defect, omission or inconsistency herein or in the Securities of any series;

(b)                                 to comply with Article X, including to evidence the succession of another Person to the applicable Issuer and the assumption by any such successor of the covenants of such Issuer herein and in the Securities contained or to provide for the assumption of a guarantor’s obligations to holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the guarantor’s assets;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(d)                                 to add to the covenants of the Issuers or any guarantors for the benefit of the holders of the Securities of any series or to surrender any right or power conferred upon the Issuers or any guarantors;

(e)                                  to provide for the issuance of additional Securities of any series in accordance with the terms of this Indenture;

(f)                                   to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(g)                                  to comply with any requirements of the Commission or any successor in connection with the qualification of this Indenture under the Trust Indenture Act;

(h)                                 to provide security for the Securities of any series or to provide for any guarantee of the Securities of any series or to confirm or evidence the release, termination or discharge of any guarantee of or lien securing the Securities of any series when such release, termination or discharge is permitted by this Indenture;

(i)                                     to make any change that would provide any additional rights or benefits to the holders of the Securities of any series or that does not adversely affect the legal rights under this Indenture of any holder;

(j)                                    to make any amendment to the provision of this Indenture relating to the transfer and legending of the Securities of any series; provided, however, that (1) compliance with this Indenture as so amended would not result in Securities of such series being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of holders to transfer Securities of such series; or

(k)                                 to conform the text of this Indenture, any guarantee of the Securities of any series or the notes to any provision of the “Description of Debt

Securities” included in the prospectus forming a part of the registration statement filed by Holdings with the Commission on Form S-3 on March 24, 2014 or any subsequent description of Securities contained in any prospectus supplement, to the extent that such provision in that “Description of Debt Securities” or any subsequent description of Securities contained in any prospectus supplement was intended by the Issuers to be a verbatim recitation of a provision of this Indenture, any guarantee of the Securities of any series or the notes, as applicable.

The Trustee is hereby authorized to join with the Issuers in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Issuers and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

SECTION 9.2                                             Supplemental Indentures with the Consent of Securityholders.

With the consent (evidenced as provided in Section 8.1) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Issuers, when authorized by a Board Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating (or waiving any past default or compliance with) any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby,

(a)                                 reduce the aforesaid percentage of Securities, the holders of which are required to consent to any amendment, supplement or waiver;

(b)                                 reduce the rate of interest or extend the time for payment of interest on such Securities or reduce any premium payable upon the redemption thereof;

(c)                                  reduce the principal amount of, or premium, if any, or interest on, such Securities;

(d)                                 extend the fixed maturity of such Securities;

(e)                                  reduce the redemption or repurchase price of such Securities or change the time at which the Securities may or must be redeemed or repurchased;

(f)                                   change the place of payment of principal of, or premium, if any, or interest on, such Securities;

(g)                                  waive a default in the payment of principal of, premium, if any, or interest on such Securities;

(h)                                 voluntarily release a guarantor of such Securities other than in accordance with this Indenture;

(i)                                     after the time an offer to purchase is required to have been made in connection with a change of control or asset sale pursuant to the terms of this Indenture, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(j)                                    reduce the percentage or aggregate principal amount of Outstanding Securities the consent of whose holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; or

(k)                                 impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of such Securities.

It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.3                                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX or of Section 10.1, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuers and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.4                                             Securities Affected by Supplemental Indentures.

Securities of any series affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article IX or of Section 10.1, may bear a notation in form approved by the Issuers, provided such form meets the requirements of any securities exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuers, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

SECTION 9.5                                             Execution of Supplemental Indentures.

Upon the request of the Issuers, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Issuers in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.1, may receive, in addition to the documents required by Section 14.7(a), an Officer’s Certificate or an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of this Article IX and that it is proper for the Trustee under the provisions of this Article IX to join in the execution thereof; provided, however, that such Officer’s Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.1 hereof.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuers shall transmit by mail, first class postage prepaid (or, in the case of Securities held in book-entry form, by electronic transmission), a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Issuers to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

SUCCESSOR ENTITY

SECTION 10.1                                      Issuers May Consolidate, etc.

Except as provided pursuant to Section 2.1 pursuant to a Board Resolution of the Company, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, nothing contained in this Indenture shall prevent any consolidation or merger of any Issuer with or into any other Person (whether or not affiliated with such Issuer) or successive consolidations or mergers in which such Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of such Issuer or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with such Issuer or its successor or successors) authorized to acquire and operate the same; provided, however, such Issuer hereby covenants and agrees that, upon any such consolidation or merger (in each case, if such Issuer is not the survivor of such transaction), sale, conveyance, transfer or other disposition, (a) the due and punctual payment of the principal of (premium, if any) and interest on all of the Securities of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.1 to be kept or performed by such Issuer shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) executed and delivered to the Trustee by the entity formed by such consolidation, or into which such Issuer shall have been merged, or by the entity which shall have acquired such property and (b) in the event that the Securities of any series then Outstanding are convertible into or exchangeable for shares of common stock or other securities of such Issuer, such entity shall, by such supplemental indenture, make provision so that the Securityholders of Securities of that series shall thereafter be entitled to receive upon conversion or exchange of such Securities the number of securities or property to which a holder of the number of shares of common stock or other securities of such Issuer deliverable upon conversion or exchange of those Securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition.

SECTION 10.2                                      Successor Entity Substituted.

(a)                                 In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.1 on all of the Securities of all series Outstanding, such successor entity shall succeed to and be substituted for the applicable Issuer with the same effect as if it had been named as such Issuer herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b)                                 In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c)                                  Nothing contained in this Article X shall require any action by the applicable Issuer in the case of a consolidation or merger of any Person into such Issuer where such Issuer is the survivor of such transaction, or the acquisition by such Issuer, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with such Issuer).

SECTION 10.3                                      Evidence of Consolidation, etc. to Trustee.

The Trustee, subject to the provisions of Section 7.1, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating that and as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article X.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1                                      Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for or in the form of Security for such series and any right to receive additional amounts), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a)                                 either

(i)                                     all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (

(ii)                                  Securities for whose payment cash, Governmental Obligations or a combination thereof has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuers or discharged from such trust, as provided in Sections 12.5 and 12.6) have been delivered to the Trustee for cancellation; or (ii) all such Securities of such series not theretofore delivered to the Trustee for cancellation, or

(A)                               have become due and payable by reason of the sending a notice of redemption or otherwise, or

(B)                               will become due and payable within one year, and the Issuers, in the case of (A) or (B) above, have deposited or caused to be deposited with the Trustee as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Securityholders of the Securities of that series, cash in U.S. dollars, Governmental Obligations or a combination thereof in such amount as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be;

(b)                                 in respect of clause (a)(ii), no Event of Default has occurred and is continuing on the date of deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowing);

(c)                                  the Issuers or any guarantor have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such series; and

(d)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money towards the payment of the notes at maturity or on the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture with respect to such series, the obligations of the Issuers to the Trustee with respect to such series under this Section 11.1 and Sections 7.6 and 7.10, the obligations of the Issuers to any Authenticating Agent under Section 2.10, and, if cash, Governmental Obligations or a combination thereof shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 11.2, shall survive.

SECTION 11.2                                      Application of Trust Money.

Subject to the provisions of Section 12.6, all cash and Governmental Obligations deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or any of their Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of all sums due and to become due thereon in respect of the principal of (and premium, if any) and interest, if any, on the Securities for which payment of such cash and Governmental Obligations has been deposited with the Trustee.

If the Trustee or Paying Agent is unable to apply any cash or Governmental Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or Paying Agent is permitted to apply all such cash and Governmental Obligations in accordance with this Article XI; provided, however, that, if the Issuers have made any payment of principal, premium, if any, interest on or principal of any Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Securities to receive such payment from the cash and Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1                                      Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of the Company evidenced by a Board Resolution set forth in an Officer’s Certificate, elect to have either Section 12.2 or 12.3 hereof be applied to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article XII.

SECTION 12.2                                      Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 12.1 hereof of the option applicable to this Section 12.2 with respect to a series of Securities, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of such series, which will thereafter be deemed to be Outstanding only for the purposes of Section 12.5 hereof and the Articles and other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of holders of Outstanding Securities of such series to receive payments in respect of the principal of, premium on, if any, or interest on such Securities when such payments are due from the trust referred to in Section 12.4 hereof;

(2)                                 the Issuers’ obligations with respect to such Securities under Article 2 and Section 4.1 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(4)                                 this Article XII.

Subject to compliance with this Article XII, the Issuers may exercise their option under this Section 12.2 with respect to a series of Securities notwithstanding the prior exercise of its option under Section 12.3 hereof with respect to such series of Securities.

SECTION 12.3             Covenant Defeasance.

Upon the Issuers’ exercise under Section 12.1 hereof of the option applicable to this Section 12.3 with respect to a series of Securities, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, be released from its obligations under Section 5.3 and Article X and any additional covenants specified in any Board Resolution or indenture supplemental hereto with respect to the Outstanding Securities of such series on and after the date the conditions set forth in Section 12.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series will thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Securities will not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Section 5.3 or Article X and any additional covenants specified in any Board Resolution or indenture supplemental hereto, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to Outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 12.4             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.2 or 12.3 hereof with respect to the Outstanding Securities of a particular series:

(1)           the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Securityholders of the Securities of that series, cash in U.S. dollars, Governmental Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the Outstanding Securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Securities of such series are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 12.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)          the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)          since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 12.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default with respect to Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which either Issuer is a party or by which either Issuer is bound; and

(6)           the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.5             Deposited Money and Government Securities to be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 12.6 hereof, all cash and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.4 hereof in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including any Issuer acting as Paying Agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Securities of the applicable series.

Notwithstanding anything in this Article XII to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon Company Request any cash or Governmental Obligations held by it as provided in Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.6             Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the holder of such Security will thereafter be permitted to look only to the for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 12.7             Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or Governmental Obligations in accordance with Section 12.2 or 12.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of the particular series shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash or Governmental Obligations in accordance with Section 12.2 or 12.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on, any Security of the particular series following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Securities to receive such payment from the cash or Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 13.1             No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of either Issuer or of any predecessor or successor corporation, either directly or through such Issuer or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of such Issuer or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 14.1             Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Issuers shall bind their successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 14.2             Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuers shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of such Issuer.

SECTION 14.3             Surrender of Issuers Powers.

Either Issuer by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to such Issuer, and thereupon such power so surrendered shall terminate both as to such Issuer and as to any successor corporation.

SECTION 14.4             Notices.

Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the holders of Securities or by any other Person pursuant to this Indenture to or on the Issuers may be given or served by being deposited in first class mail, postage prepaid, addressed, as follows: CyrusOne LP, 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201, Attention: Secretary and CyrusOne Finance Corp., 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201, Attention: Secretary. Any notice, election, request or demand by the Issuers or any Securityholder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 14.5             Governing Law/Waiver of Jury Trial.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 14.6             Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 14.7             Compliance Certificates and Opinions.

(a)           Upon any application or demand by the Issuers to the Trustee to take any action under any of the provisions of this Indenture, the Issuers shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 14.8             Payments on Business Days.

Except as provided pursuant to Section 2.1 pursuant to a Board Resolution of the Company, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 14.9             Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act, such Trust Indenture Act provision shall control.

SECTION 14.10          Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 14.11          Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 14.12          Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities of any series were outstanding, an Officer’s Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Issuers and the Issuers’ performance under this Indenture and that the Issuers have complied with all conditions and covenants under this Indenture. For purposes of this Section 14.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

SECTION 14.13          USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each Person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CYRUSONE LP

By:
Name:
Title:

CYRUSONE FINANCE CORP.

By:
Name:
Title:

, as Trustee

By:
Name:
Title: